Contact:          Barry Schechter
                  Chief Executive Officer
                  David Reese
                  Chief Financial Officer
                  619.551.2365
                  E-mail: davidlr@svitrain.com

                  Roger Pondel/Michael Pollock/E.E. Wang
                  Pondel Parsons & Wilkinson
                  310.207.9300
                  E-mail: investor@pondel.com


                                                           FOR IMMEDIATE RELEASE

         SVI HOLDINGS ACQUIRES SOFTWARE PROVIDER ISLAND PACIFIC SYSTEMS
               -- EXPANDS POSITION IN RETAIL SOFTWARE INDUSTRY --

         La Jolla, California- June 7, 1999 - In a move to significantly broaden and strengthen its position in the retail software industry, SVI Holdings, Inc. (AMEX: SVI) today announced the acquisition of privately-held Island Pacific Systems Corporation (IPS) in Irvine, California. Terms of the transaction were not disclosed.
         Commenting on the acquisition, Barry Schechter, chief executive officer of SVI, said, "IPS is one of the world's leading retail software companies with a strong client base, a talented management team and state-of-the-art technology. With a home office in Irvine, California, and a branch office in the United Kingdom, IPS employs 130 people. This acquisition is a significant strategic step toward our goal of becoming a leading global provider of software solutions for the retail industry. The combination of our current state-of-the-art point of sale (SVI-POST) system and IPS' state-of-the-art merchandising and retail back office systems will allow us to offer on a worldwide basis one of the retail industry's most complete, flexible and comprehensive software packages. Capitalizing on this combined technical strength and a large foreign and domestic premier client base, the opportunity for significant growth and expansion is clearly present."


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         SVI recently announced the sale of its U.K. based subsidiary, IBIS
Systems Ltd., for $18 million in order to further concentrate its resources on retail software solutions. The addition of IPS demonstrates this new focus.
         Schechter added: "During 1998, IPS generated nearly $17 million in revenues from its customer base of more than 240 retailers who currently license their products. Based on IPS' internal projections, and our assessments of the impact of the combination, we are optimistic that IPS' revenues and profits have the potential to grow substantially during the current fiscal year and well into the future. Applied Retail Solutions (ARS), a company we acquired in July 1998, and IPS presently service some of the same clients. Since our systems easily complement each other, we anticipate being able to cross-market software to our expanded client base as well as pursue a wider range of Tier 1 and 2 retailers with a total software solution."
         Shaun Rosen, chief executive officer of SVI Retail Operations, who will head the combined operations of ARS and IPS, said, "SVI has now consolidated its position as an end-to-end retail solution provider, offering any retail organization a total solution encompassing POS, back office, merchandising, supply chain management, planning, and accounting.
         IPS' software automates the full scope of a retailer's operations from the planning and purchasing functions through the distribution and final sale of goods. The company has a premier client base that includes The Limited, Polo Ralph Lauren, Nike, J.C.
Penney, The Disney Stores, Timberland, Bugle Boy, and Liz Claiborne.
         Building on more than 22 years in retail software development, IPS' I3(TM) family of products combines comprehensive, integrated merchandise management with supporting retail business functions.

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         IPS' I3(TM) Merchandising product defines the core of the IPS software solution. I3(TM) Merchandising meets the needs of retailers, from small to large, providing a functionality that includes Management Planning and Open to Buy Forecasting; Physical Inventory; Price Management; Competitor Pricing, and Merchandise Stock Ledger. Like all the I3(TM) modules, I3(TM) Merchandising can be used internationally, having multiple language and currency capabilities.
         IPS' other I3(TM) products include I3(TM) Financials, which provides software functionality for Accounts Payable, General Ledger, aNd Fixed Assets; I3(TM) Sales Audit, guaranteeing accurate data at any point in the audit cycle, and I3(TM) Warehouse, a user-definable locator system, which controls the physical flow of merchandise.
         IPS has developed strategic partnerships with several highly respected organizations, including International Business Machines (IBM), Sun Microsystems, Tamalpais Group, Inc., Computech Resources, Kurt Salmon Associates, Inc., Balance Point Systems, Applied Intelligence Group, Inc., and Retail Aspect. For additional product information, please visit IPS' website at www.islandpacific.com.
         SVI Holdings is focused on becoming a leading global provider of enterprise software solutions for the retail industry. These solutions include point of sale, retail marketing and merchandising, training, and retail financial systems. SVI maintains offices and subsidiaries in the United States, United Kingdom, Australia and South Africa. The company has a worldwide base of more than 83,000 terminals among such major clients as OfficeMax, Crate & Barrel, the U.S. Postal Service, Musicland, Charming Stores and others.

         CERTAIN STATEMENTS CONTAINED IN THIS NEWS RELEASE REGARDING MATTERS THAT ARE NOT HISTORICAL FACTS MAY BE FORWARD-LOOKING STATEMENTS. BECAUSE SUCH FORWARD-LOOKING STATEMENTS INCLUDE RISKS AND UNCERTAINTIES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE, BUT ARE NOT LIMITED TO, COMPETITION, THE COMPANY'S ABILITY TO CONSUMMATE ACQUISITIONS AND DEVELOP ADVANCED TECHNOLOGIES, FLUCTUATIONS IN CURRENCY EXCHANGE RATES, THE DEMAND FOR THE COMPANY'S PRODUCTS AND SERVICES INTERNATIONALLY, ESPECIALLY IN THE UNITED KINGDOM, AUSTRALIA AND SOUTH AFRICA, AND OTHER RISK FACTORS IDENTIFIED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. OTHER RISK FACTORS ARE LISTED IN THE COMPANY'S TRANSITION REPORT ON FORM 10-KSB FOR THE SIX MONTHS ENDED MARCH 31, 1998. SVI UNDERTAKES NO OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO THE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS NEWS RELEASE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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